UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2020
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MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
125 West 55th Street
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
N.A.
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(Former name or former address, if changed since last report)
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 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MIC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.
Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

Item 1.01  Entry into a Material Definitive Agreement.
On November 8, 2020, Macquarie Infrastructure Corporation (the “Company”) and its wholly owned subsidiaries MIC Ohana Corporation (“Seller”) and Macquarie Terminal Holdings LLC (“Terminal Holdings”) entered into a Membership Interest Purchase Agreement, dated as of November 8, 2020 the (“Purchase Agreement”) with RS Ivy Holdco, Inc. (“Purchaser”), a Delaware corporation affiliated with Riverstone Holdings LLC. The Purchase Agreement provides that Purchaser will acquire all outstanding membership interests in Terminal Holdings (the “IMTT Transaction”), which holds the Company’s International-Matex Tank Terminals business (the “IMTT Business”), for $2.685 billion, including cash and the assumption of approximately $1.1 billion of IMTT’s outstanding debt, subject to adjustment as set forth in the Purchase Agreement.
The closing of the IMTT Transaction (“Closing”) is subject to certain conditions, including (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of certain required approvals under the Competition Act (Canada), (iii) the absence of any injunction or other order from a governmental authority that prevents the Closing, (iv) the accuracy of the representations and warranties of, and compliance with covenants by, the other party, subject to certain materiality thresholds set forth in the Purchase Agreement, and (v) with respect to Purchaser’s obligations to consummate the IMTT Transaction, the absence of a Company Material Adverse Effect (as defined in the Purchase Agreement) and the receipt of certain consents and waivers. Purchaser has obtained equity financing commitments from investment funds affiliated with Riverstone Holdings LLC and debt financing commitments from Jefferies Finance LLC to fund the IMTT Transaction and associated expenses. The obligations of Purchaser under the Purchase Agreement are not conditioned on receipt of this financing.
The Purchase Agreement contains customary representations, warranties and covenants, including covenants related to the operation of the IMTT Business prior to the Closing. The Purchase Agreement contains certain termination rights, including (i) the right of either party to terminate the Purchase Agreement if the Transaction is not consummated on or before March 8, 2021, (ii) the right of either party to terminate if a governmental authority has issued a final and nonappealable order prohibiting or enjoining the transaction (subject to certain limitations) and (iii) the right of either party to terminate if the other party breaches its representations, warranties, covenants or agreements contained in the Purchase Agreement to such an extent that the conditions to Closing would not be satisfied (subject to certain limitations). In addition, Seller may terminate if Purchaser does not consummate the Closing when required and Purchaser may terminate in the event of a Casualty Loss (as defined in the Purchase Agreement), the Restoration Cost (as defined in the Purchase Agreement) of which is over 10% of the base purchase price and if the assets subject to such Casualty Loss remain unrepaired or unreplaced. The Purchase Agreement provides that in connection with a termination by Seller as a result of Purchaser’s material breach or failure to consummate the IMTT Transaction after all closing conditions have been satisfied, Seller will be entitled to receive a customary termination fee from Purchaser. Investment funds affiliated with Riverstone Holdings LLC have provided a limited guaranty of Purchaser’s obligations under the Purchase Agreement to pay such termination fee.
Following the Closing and subject to certain limitations, the Company has agreed to indemnify Purchaser and its affiliates for specified portions of (i) losses relating to third party actions in respect of the Company’s businesses other than the IMTT Business, (ii) certain losses relating to Company benefit plans, (iii) certain pre-closing taxes and (iv) breaches by the Company or Seller of their agreements or covenants in the Purchase Agreement. Subject to certain limitations, Purchaser has agreed to indemnify the Company and its affiliates for (i) losses relating to third party actions in respect of the IMTT Business and (ii) breaches by Purchaser of its agreements or covenants in the Purchase Agreement.
The Purchase Agreement provides that immediately prior to the Closing, certain assets and properties used in the conduct of the IMTT Business for the 12 months prior to the date of the Purchase Agreement will be transferred to Terminal Holdings, and that the Company will use commercially reasonable efforts to assign applicable portions of shared contracts to Terminal Holdings. The Company has agreed to cease all existing activities with respect to any competing proposals to acquire Terminal Holdings, and has agreed not to solicit, facilitate, negotiate, or enter into any competing proposal to acquire Terminal Holdings or its assets until the Closing or termination of the Purchase Agreement. In addition, from the Closing until the earlier of the fifth anniversary of Closing and a change in control of the Company, the Company has agreed to not (i) engage in any business similar to or competitive with the IMTT business or (ii) solicit employees, customers or business partners of Terminal Holdings. The Purchase Agreement also provides that at the Closing a transition services agreement will be entered into by a subsidiary of the Company, Terminal Holdings and the Purchaser pursuant to which a subsidiary of the Company will provide certain transition services in respect of Purchaser’s ownership and operation of the IMTT Business.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed and attached hereto as Exhibit 2.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.02  Results of Operations and Financial Condition.
Attached as Exhibit 99.1 hereto is a press release issued November 9, 2020 by Macquarie Infrastructure Corporation regarding its financial results for the quarter ended September 30, 2020.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, is deemed to be furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to the liabilities of that Section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 7.01  Regulation FD.
On November 9, 2020, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This information provided under Section 7.01 is deemed to be furnished and not filed for purposes of Section 18 of the Exchange Act, is not otherwise subject to the liabilities of that section and is not incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits

2.1[1]	Purchase Agreement dated November 8, 2020 by and among RS Ivy Holdco, Inc., MIC Ohana Corporation, Macquarie Terminal Holdings and Macquarie Infrastructure Corporation.
99.1	Press release
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within Inline XBRL document)
1 The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE CORPORATION

Date: November 9, 2020	By:	/s/ Christopher Frost
Name: Christopher Frost Title: Chief Executive Officer